EXHIBIT 32
WALTER INVESTMENT MANAGEMENT CORP. AND SUBSIDIARIES
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
Anthony N. Renzi, Chief Executive Officer and President, and Gary L. Tillett, Executive Vice President and Chief Financial Officer, of Walter Investment Management Corp. (the “Company”), each certify to such officer’s knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:
1. The Annual Report on Form 10-K of the Company for the period ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2017	By:	/s/ Anthony N. Renzi
Anthony N. Renzi
Chief Executive Officer and President

Date: March 14, 2017	By:	/s/ Gary L. Tillett
Gary L. Tillett
Executive Vice President and Chief Financial Officer